UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 27, 2012

Shades Holdings, Inc.

(Exact name of registrant as specified in Charter)

Florida	000-54156	27-1368114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 NE 191st Street., Suite 511, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 454-0130

1591 McGregor Blvd, Suite 4, Fort Myers, FL 33908
(Former name or former address, if changed since last report)
Copies to: Darrin M. Ocasio, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 7, 2012, Shades Holdings, Inc., (the “Company”) entered into a Share Exchange Agreement with Suncoast Real Estate Owned Holdings, Inc., (“Suncoast”), and the shareholder of Suncoast (the “Suncoast Shareholder”), pursuant to which the Suncoast Shareholder agreed to transfer all of the issued and outstanding capital stock of Suncoast (the “Suncoast Shares”) to the Company in exchange for 15,500,000 shares of common stock of the Company (the “Suncoast Exchange Shares”). The parties contemplated that such exchange would result in Suncoast becoming a wholly-owned subsidiary of the Company and the Shareholder acquiring a controlling interest in the Company (the “Suncoast Exchange Transaction”).

On November 27, 2012, the Company entered into an agreement with the Suncoast Shareholder, effective as of September 11, 2012 (the “Suncoast Effective Time”), pursuant to which the parties agreed that the Suncoast Shareholder failed to relinquish control of Suncoast to the Company and that the Suncoast Exchange Transaction was never effectively consummated. Accordingly, the Suncoast Shareholder returned the Suncoast Exchange Shares to the Company and the parties agreed that the Suncoast Shares have remained under the ownership of the Suncoast Shareholder since the Suncoast Effective Time.

On June 18, 2013, Shades Holdings, Inc. (the “Company”) entered into and closed a securities purchase agreement with an accredited investor (the “Investor”), pursuant to which the Company sold to the Investor a promissory note in the principal amount of $200,000 (the “Note”), and five-year warrants to purchase an aggregate of 1,100,000 shares of common stock with an exercise price of $0.01, for an aggregate purchase price of $200,000. Repayment of the Note is due June 18, 2014. The Note bears interest at the rate of 8% per year, payable upon maturity.

On June 19, 2013, the Company entered into a share exchange agreement (the “Exchange Agreement”) with Shades of Fragrances, Inc. (“SOF”) and Omniscent Corp. (“OMNI”) (the sole shareholder of SOF). Pursuant to the Exchange Agreement, which closed on June 21, 2013, the Company issued 24,000,000 shares of common stock to OMNI, resulting in a change in control of the Company, in exchange for 1,000,000 shares of common stock of SOF, representing 100% of the issued and outstanding capital stock of SOF, and SOF thus became a wholly-owned subsidiary of the Company.

SOF is a Florida corporation formed May 14, 2013, which now owns the federal registered trademark (Registration No. 277316) “Phantom” for perfumes and fragrances.

In connection with the Exchange Agreement, on June 19, 2013, Sean Lyons resigned as officer of the Company and Lucien Lallouz (the President and owner of SOF.) was appointed President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of the Company.

In connection with the Exchange Agreement, on June 19, 2013, the Company issued a convertible promissory note (the “Convertible Note”), in the principal amount of $100,000, to various parties. The Convertible Note is convertible into shares of the Company’s common stock at a variable conversion price equal to 80% of the closing price of the common stock for the trading day preceding the conversion date. Repayment of the Convertible Note is due in monthly installments, each in the amount of 10% of the principal amount, commencing June 19, 2014.

Lucien Lallouz, 68, has over 35 years of experience in the celebrity and fashion designers licensing and luxury consumer product development. Throughout his career, in the late 1980’s Lucien Lallouz created the first ever celebrity fragrances, for Julio Iglesias, followed by the longest running Broadway theatrical musical, The Phantom of the Opera and a special 50th anniversary fragrance for Ted Turner’s Gone with the Wind MGM classic movie. Since 2002, to date, Mr. Lallouz has been the President and owner of Omniscent Corp., also d/b/a GLMAC and has acted as business consultant to Gigantic, the Katy Perry fragrance licensee. From 2004 to 2006, Mr. Lallouz was co-founder and non-executive Chairman of Omnireliant Holdings, Inc, a publicly traded company, in partnership with Rick and Kathy Hilton for the Kathy Hilton Skin Care and Fragrance, targeting electronic media such as HSN/QVC. From 2002 to 2007, Mr. Lallouz was also a business development consultant to Parlux Fragrances, Inc. Mr. Lallouz’s keen perception for identifying “Winners” has led him to identify, facilitate acquisitions and the successful development of the GUESS?, Paris Hilton, Maria Sharapova, Jessica Simpson and Baby Gund fragrance licenses for Parlux Inc. Mr. Lallouz also facilitated the $63 Million Perry Ellis Fragrance sale for Parlux, Perry Ellis in 2006. Mr. Lallouz was a pioneer of the e-commerce boom in the late 90’s, when he co-developed the successful launch of perfumania.com’s e-commerce website and also served as Senior Vice President of Business Development for ECOM Ventures, the then parent Company of Perfumania’s 300 Retail Stores.

On June 19, 2013, the Company entered into a stock purchase agreement with Sean Lyons, pursuant to which, on June 21, 2013, the Company sold to Mr. Lyons all of the issued and outstanding capital stock of Daily Shades, Inc. in exchange for the transfer by Mr. Lyons of 19,600,000 shares of the Company’s common stock.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01 Other Events.

On June 24, 2013, the Company paid $40,000 to Asher Enterprises, Inc. (“Asher”) in full satisfaction of the convertible note, dated September 11, 2012, in the original principal amount of $32,500, issued by the Company to Asher.

On July 1, 2013, the Company issued a press release, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 10.2	Agreement, dated November 27, 2012, between the Company and Creative Investments 2012 LLC Securities Purchase Agreement, dated June 18, 2013, between the Company and the Investor
10.3	Amended and Restated Promissory Note, issued to the Investor
10.4	Warrant, dated June 18, 2013, issued to the Investor
10.5 10.6	Warrant, dated June 28, 2013, issued to the Investor Share Exchange Agreement, dated June 19, 2013, between the Company, Shades of Fragrances, Inc. and Mr. Lucien Lallouz

10.7 Convertible Promissory Note, dated June 19, 2013

10.8 Stock Purchase Agreement, dated June 19, 2013, between the Company and Sean Lyons

99.1 Press Release, dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013

SHADES HOLDINGS, INC.

By:	/s/ Lucien Lallouz
Name: Lucien Lallouz Title: Chief Executive Officer